EXHIBIT 10.23


          SEASONAL OVERLINE REVOLVING CREDIT AGREEMENT

     This Seasonal Overline Revolving Credit Agreement is made and entered into this 31st day of July 1995 by and between

                  UNION PLANTERS NATIONAL BANK

a national banking association which has an address at 6200 Poplar Avenue, Memphis, Tennessee, 38119, (the "Lender"), and

              FRED'S, INC., a Tennessee corporation

having its corporate offices at 4300 New Getwell Road, Memphis, Tennessee, 38118, (the "Borrower").


1    RECITALS

     1.1 Borrower's Operations. The Borrower is engaged in the general retail merchandising of goods through company-owned and franchised stores located in the south and southeast United States. Included in the Borrower's operations are the import of inventory from manufacturers outside of the United States against import letters of credit issued for the Borrower's account.

     1.2 Application for Credit. The Borrower has requested that the Lender make available to it certain credit facilities described below in order to finance its acquisition of inventory for the acquisition of imported inventory and to generally finance the business operations of the Borrower which request is in addition to credit facilities made available to Borrower by Lender pursuant to a $12,000,000.00 Commitment made pursuant to a Revolving Loan and Credit Agreement dated May 15, 1992 as amended and modified by a Modification Agreement dated May 31, 1995 (said Revolving Loan and Credit Agreement and said Modification Agreement being referred to herein collectively for convenience as "Credit Facility No. 1"); and

     1.3 Agreement of Lender. The Lender is willing to extend the credit facilities described below for the account of the Borrower from time to time on the terms and conditions hereinafter set forth;

     1.4 Agreement. Now, therefore, in consideration of the premises and of other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


2    DEFINITIONS

     2.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated, which meanings shall be equally applicable to both the singular and plural forms of such terms:

     "Advance" shall mean the drawing down by the Borrower of funds from the Lender on any given Advance Date.

     "Advance Date" shall mean the date as of which the Bank advances funds to or for the account of the Borrower.

     "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of any Person shall mean the power, directly or indirectly, either to (i) vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct the management and policies of such Person, whether by contract or otherwise. The term "Affiliate" shall include, without limitation, any partnership of which the Borrower or any Affiliate of the Borrower are a general partner or is a limited partner with more than a fifty percent (50%) interest.

     "Agreement" shall mean this Credit Agreement.

     "Borrowing Base" shall mean 50% of the Borrower's total cost of inventory.

     "Borrowing Limit" shall mean the lesser of (a) the applicable Commitment Limit as determined below or (b) the Borrowing Base.

     "Business Day" shall mean a day on which federally chartered commercial banks are required to be open for business in Memphis, Tennessee.

     "Closing Date" shall mean the date upon which this Agreement is executed.

     "Commitment" means $9,000,000.00 which Commitment shall be made available to Borrower in increments during periods in 1995, both as indicated below, the total of all of such increments during said periods being limited to the amounts ("Commitment Limit") as indicated:

COMMITMENT INCREMENT     1995 PERIOD    COMMITMENT LIMIT

$5,000,000.00            September      $5,000,000.00
$2,000,000.00            October        $7,000,000.00
$2,000,000.00            November &     $9,000,000.00
                           December

     "Costs" shall mean all expenses required by Section 6.9 to be paid by Borrower.

     "Default" shall mean any event which, with the lapse of time, the giving of notice, or both, would become an Event of Default hereunder.

     "Event of Default" shall have the meaning defined in Section
9.1.

     "Indebtedness" shall mean, for any Person, (a) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services,
(b) all indebtedness or other obligations of any other Person the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including without limitation liable by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (c) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including without limitation accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations, and (d) capitalized lease obligations of such Person.

     "Interest Rate" means with respect to any Advance the interest rate so selected by the Borrower to be applicable thereto or the rate otherwise applicable under the procedure set forth in Section 4.3.

     "Inventory" shall mean finished work, replacement parts, and any other tangible personal property held for lease or sale.

     "LIBOR" shall mean the London Inter-Bank Offering Rate as published in the southwest edition of the Wall Street Journal on the date of any determination of Interest Rates for a 30 day period. Effective on any applicable LIBOR change date the LIBOR based Interest Rates charged the Borrower with respect to such portion of the Loan affected shall be adjusted upwards or downwards by a number of percentage points (and fractional parts thereof) equal to the adjustment upward or downward in the LIBOR, and calculated on the basis of a 360 day year; provided, however, that the rate, as adjusted shall not exceed the maximum rate of interest from time to time during the term hereof which Lender is permitted by law to contract for and charge.

     "Loan" shall refer to the loan facility governed by this Agreement.

     "Loan Account" shall mean an account on the books of the Lender in the name of the Borrower in which shall be recorded loans and Advances made by the Lender to and for the account of the Borrower pursuant to this Agreement; all other charges, expenses and other items properly chargeable to the Borrower on account of indebtedness evidenced by the Loan Account; all Costs; all payments made by the Borrower on account of indebtedness evidenced by the Loan Account; all proceeds of Collateral which are finally paid to the Lender; and other appropriate debits and credits.

     "Loan Documents" shall mean each of this Agreement, the Note, and each other document or instrument executed by the Borrower in favor of the Lender in connection with the transaction contemplated hereby, and shall include any other supporting documentation for the Note.

     "Maturity" means January 1, 1996.

     "Note" shall mean the promissory note of Borrower in substantially the form of the note attached hereto as Exhibit 4.7 attached hereto.

     "Net Income" of the Borrower for any period shall mean the net income, determined in accordance with generally accepted accounting principles, but in any event by deducting from the amount of its gross income for such period all operating expenses and other proper charges to income for such period, including (without in any respect limiting the generality of the foregoing) interest on all outstanding Indebtedness, amortization of debt discount and expense, amortization of all other deferred charges properly subject to amortization, provisions for all taxes including taxes based on or measured by income, provisions for all contingency reserves whether general or special, made in accordance with generally accepted accounting principles (but, to the extent that any such provision is subsequently determined to have been unnecessary and is reversed on the books of such Person, the amount thereof (less the amount of taxes, if any, with respect thereto) may be included in computations of "Net Income" subsequently made for the period in which such provision was created), and provisions for depreciation, retirements and obsolescence in accordance with generally accepted accounting principles and in amounts not less than those actually deducted on the books of such Person, provided, however, that profits realized or losses sustained from the sale or other disposition of capital assets shall be excluded and the deduction for income taxes shall be determined as though such profits had not been realized and such losses had not been sustained.

     "Obligations" include, without limitation, any and all liabilities, debts, and obligations of the Borrower to the Lender, of each and every kind, nature and description, under this Agreement, under any other Loan Document or under any other agreement between the Borrower and the Lender. "Obligations" also includes, without limitation, any and all obligations of the Borrower to act or to refrain from acting in accordance with the terms, provisions, and covenants of this Agreement or of any other agreement between the Borrower and the Lender or any other instrument furnished by the Borrower to the Lender. The Lender's books and records shall be prima facie evidence of the amount of the Borrower's Indebtedness to the Lender hereunder.

     "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government.

     "Prime Rate" shall mean the Union Planters National Bank's published reference rate in effect from time to time for commercial loans. Effective on the first day of each calendar month the Prime Rate based Interest Rates charged the Borrower shall be adjusted upward or downward by a number of percentage points (and fractional parts thereof) equal to the adjustment upward or downward in Union Planters National Bank's Prime Rate, and calculated on the basis of a 360-day year; provided, however, that the rate, as adjusted, shall not exceed the maximum rate of interest from time to time during the term hereof, which Lender is permitted by law to contract for and charge.

     2.2 Accounting Terms. Accounting terms not specifically defined in this Agreement shall have the meanings given to them under accounting principles and practices generally accepted in the United States, applied on a basis consistent with prior periods.

     2.3 Other Definitional Provisions. The words "hereof", "herein" and "hereunder", and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. Any Section, Exhibit or Schedule references are to this Agreement unless otherwise specified.


3    REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     In order to induce the Lender to enter into this Agreement and to make the loans provided for herein, the Borrower makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of this Agreement and the Note.

     3.1 Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified or licensed to transact business in all places where the nature of the properties owned by it or the business conducted by it makes such qualification necessary or where the failure to be so qualified or licensed might have a material adverse effect upon the financial condition, business or properties of the Borrower.

     3.2 Corporate Authority. Neither the authorization, execution, delivery, nor performance by the Borrower of this Agreement or of the other Loan Documents, nor the performance of the transactions contemplated hereby or thereby will violate any provision of the corporate charter or by-laws of the Borrower, and none of the foregoing do or will with the passage of time or the giving of notice, result in a breach of, or result in a default or require any consent under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any instrument or agreement to which the Borrower is a party or by which Borrower or its respective properties may be bound or affected.

     3.3 Financial Condition. The consolidated financial statements of Borrower for the fiscal year ending January 28, 1995 as audited by Price Waterhouse including any related information heretofore furnished to Lender (collectively hereinafter the "Financial Statements"), are true, correct and complete and fairly present the financial condition of the Borrower as of the date of such statements. Other than as reflected on such Financial Statements, Borrower has no direct or contingent obligations or liabilities which are or would be material to the financial condition of the Borrower, nor any material unrealized or unanticipated losses from any commitment of the Borrower. All such Financial Statements furnished to Lender have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Since January 28, 1995 there has been no material adverse change in the business or assets, or in the condition or prospects, financial or otherwise, of the Borrower from that set forth in said Financial Statements.

     3.4 Pending Litigation. Except as heretofore disclosed in the Financial Statements provided to Lender, there are no suits or proceedings pending, or to the knowledge of the Borrower, threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting the Borrower which if adversely determined might have a material adverse effect on the financial condition or business of the Borrower.

     3.5 Payment of Taxes. The Borrower has properly prepared and filed or caused to be properly prepared and filed all federal, state and local tax returns which are required to be filed and has paid all taxes shown thereon to be due. No extensions of any statute of limitations are in effect with respect to any tax liability of the Borrower.

     3.6 Certain Agreements. Borrower is not a party to any agreement or instrument or subject to any court order or governmental decree materially and adversely affecting its business properties or assets, operations or condition (financial or otherwise) in any material respect.

     3.7 Authorization, Etc. All authorizations, consents, approvals and licenses required under the corporate charter or by-laws of the Borrower or under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or the conduct of any business or activity conducted by the Borrower have been duly issued and are in full force and effect, and the Borrower is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default under any of the terms or provisions thereof, or under any order, decree, ruling, regulation or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having Jurisdiction over the Borrower, which default might have a material adverse effect on the financial condition or business of the Borrower. No approval, consent or authorization of or filing or registration with any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any of the Loan Documents.

     3.8 Use of Loans. The proceeds of the Advances shall be used exclusively for the purpose of funding the day to day operations of the Borrower in the normal course of Borrower's business and for the import of Inventory.

     3.9 No Violation. The execution, delivery and performance by the Borrower of the Loan Documents do not and will not result in the breach of or constitute a default, which default materially affects the financial condition of the Borrower, under any indenture or loan or credit agreement or any other agreement in effect as of the date hereof or any lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, and do not and will not violate any provision of law or regulation applicable to the Borrower, or any writ, order or decree of any court or governmental or regulatory authority or agency applicable to the Borrower. The Borrower is not in default, which default materially affects the financial condition of the Borrower, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower is a party, or any law, regulation, decree or order.

     3.10 Binding Effect. Each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its respective terms.

     3.11 Transactions With Affiliates, Officers, Directors and Shareholders. Except as heretofore disclosed to Lender, the Borrower has no indebtedness to or contractual arrangement or understanding, with any of its Affiliates, officers, directors or shareholders.

     3.12 Ownership of Properties, Liens. The Borrower has good and marketable title to all its properties and assets, real and personal, which are now carried on its books and reflected on the Financial Statements, and has valid leasehold interests in its properties and assets, real and personal, which it purports to lease, subject to no mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever, excluding those liens and encumbrances previously disclosed to the Lender in the Financial Statements and otherwise.

     3.13 Indebtedness. Except as previously disclosed to Lender, the Borrower has no outstanding Indebtedness.

     3.14 Capitalization. Except as disclosed in the Financial Statements (i) all of the issued shares of the common stock of the Borrower have been duly authorized and validly issued, are fully paid and non-assessable and (ii) there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Borrower for the purchase or acquisition of any shares of its capital stock except any existing or contemplated Employee Stock Ownership Plans ("ESOP").

     3.15 Accuracy of Information. All information furnished to the Lender by the Borrower for purposes of this Agreement or any Loan document or any transaction contemplated hereby or thereby is, and all such information hereinafter furnished will be, true and accurate on the date furnished and will not omit any material fact necessary to make such information not misleading at such time. No financial statement or other written document furnished to Lender by Borrower in connection with the Loan contains any untrue statement of a material fact or omits a material fact necessary to make the information contained therein not misleading. There is no fact that the Borrower has not disclosed to Lender in writing that materially adversely affects or, so far as Borrower knows or can now foresee, will materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of the Borrower to perform the Agreement or pay the Note.


4    AMOUNTS AND TERMS OF LOANS

     4.1 The Revolving Credit Loan. The Lender agrees, upon terms and conditions of this Agreement, to make Advances from time to time to the Borrower in an aggregate outstanding amount not to exceed at any time the Borrowing Limit.

     4.2 Requesting the Revolving Credit Loans. Each Advance shall be made either: (i) on written notice given by the Borrower to the Lender; or (ii) in a telephonic request from Borrower, which request shall be followed by written notice from Borrower to Lender within five days from the telephonic request; or (iii) by delivery of a signed check or draft against Borrower's account with Lender (all of which written documents are referred to herein as a "Notice of Advance"); and in any event not later than 11:00 A.M. on the day upon which the Advance is to be made. A Notice of Advance received by Lender after 11:OO A.M. shall be deemed received on the next succeeding Business Day.

     4.3 Selection of Interest Rate. A separate rate of interest shall be assigned to each individual Advance based upon the Borrower's selection of Interest Rate at the time of funding each individual Advance, between the following:

          4.3.1     One percent (1%) less than Lender's Prime
                    Rate (which rate of interest is referred to herein as the "Adjusted Prime Rate"), or

          4.3.2     150 basis points (1.50%) in excess of LIBOR.

     Selection of the Interest Rate by the Borrower shall result in the accrual in interest on the subject Advance at the rate so selected for a period of thirty days, at the termination of which, all interest rates thereon shall be calculated upon the basis of the Adjusted Prime Rate. By notice to the Lender made at least 3 days prior to the end of any calendar month, the Borrower may elect to apply the LIBOR based rate to all or any portion of the outstanding Advances then subject to the Prime Rate for the following calendar month (not to extend beyond any maturity date of the loan facility). Absent selection of an interest rate by the Borrower, the interest rate shall be the Adjusted Prime Rate.

     4.4 Payment of LIBOR Based Advances. The Borrower shall have no privilege to repay any Advance during any period in which the interest rate charged therein is LIBOR based unless the Borrower agrees to reimburse the Lender for any charges imposed upon the Lender in liquidating its position in LIBOR funds to the extent of such repayment. Borrower shall reimburse and indemnify Lender for all charges imposed upon Lender to liquidate its position in LIBOR funds with respect to any part of the Loan as to which Borrower has selected a LIBOR based interest rate if Lender accelerates payment of the Note for any cause.

     4.5 Payment of Interest and Charges. The Borrower promises to pay interest on the outstanding principal balance of all Advances from the date of their respective fundings until the same are repaid at a per annum rate equal to the selected Interest Rate, subject to adjustment with any fluctuation in the Prime Rate or LIBOR. In addition, the Borrower promises to pay interest on the entire outstanding principal balance of all Advances from the date of maturity or extension hereof, whether such maturity occurs as a result of a default or for any cause other than or in addition to demand, at the maximum rate which the Lender may contract for or charge on the date hereof, or on such date, whichever is greater.

     4.6 Repayment of Principal and Interest. The aggregate principal amount of all Advances and interest accrued thereon shall be due and payable in full on demand, or if no demand is made, then as follows:

          4.6.1 Interest, in the full amount thereof accruing shall be due and payable in arrears monthly, on the first day of each calendar month (with notice to Borrower by Lender of the amount due and method of computation) commencing October 1, 1995.

          4.6.2 Principal shall be payable in full at the end of the term of this Agreement, whether by maturity, demand, or otherwise.

     4.7 Funding of Revolving Credit Loans. Upon fulfillment of the conditions set forth in Section 5 hereof, the Lender shall on each Advance Date make available to the Borrower the amount of the requested Advance (provided that the aggregate amount of all Advances outstanding at any one time shall not exceed the Borrowing Limit) by transfer of immediately available funds to an account maintained by the Borrower with the Lender. The revolving loan Advances made by the Lender from time to time to the Borrower under this Agreement shall be made against, evidenced by and repaid with interest thereon in accordance with the Note of the Borrower, a copy of which is attached hereto as
Exhibit 4.7, in an aggregate principal amount equal to the outstanding loan balance.

     4.8 Loan Account. Advances and payments on a Note shall be recorded by the Lender in the Loan Account of the Borrower. A statement of interest due and the debit balance of the Loan Account, disclosing the amount of Borrower's indebtedness to the Lender from time to time by reason of Advances, loans and other appropriate charges hereunder and showing the selected Interest Rates, shall be delivered to the Borrower by the Lender monthly. The Borrower agrees to review each such statement promptly after receipt and to bring any errors or discrepancies to the Lender's attention promptly.

     4.9 Fees. In addition to the Interest Rate charged the Borrower, the Borrower shall pay to the Lender the following fees:

          One quarter of one percent (.25%) on an annualized basis, applied to the average daily difference between the Commitment and the aggregate of all Advances outstanding on each day, payable monthly.

     4.10 Term. The term of this Agreement and Lender's Commitment hereunder shall continue until demand, or if no demand, until Maturity at which time this Agreement shall be terminated, and the entire principal balance of the Revolving Loan, together with interest, fees and charges thereon shall be due and payable in full.


5    CONDITIONS TO ADVANCE

     The Lender shall not be obligated to make any Loan or Advance to the Borrower hereunder unless the following conditions have been satisfied, in the reasonable opinion of Lender and its counsel:

     5.1 Each Advance. The obligation of the Lender to make each Advance hereunder is subject to the following conditions precedent, each of which shall have been met or performed on or before the Advance Date:

          5.1.1 Borrower's Use of Other Credit Facility. The Borrower shall have received loans from Lender pursuant to Credit Facility No. 1 and, in consequence thereof, no further Advances pursuant thereto are available to Borrower; and, no Event of Default shall have occurred and be continuing under Credit Facility No. 1. (In this section
     5.1.1 all defined terms shall have the meanings set forth in Credit Facility No. 1.)

          5.1.2 No Default. No Default or Event of Default shall have occurred and be continuing or will occur upon the making of the Advance.

          5.1.3 Correctness of Representations. The representations and warranties made by the Borrower in this Agreement (with the exception of Section 3.12 and 3.13) shall be with the same force and effect as though such representations and warranties had been made on and as of the Advance Date.

          5.1.4 Notice of Advance. The Borrower shall have delivered to the Lender the Notice of Advance provided for in Section 4.2 hereof.

          5.1.5 No Litigation; Certain Other Conditions. There shall be no suit or proceeding pending or threatened before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body which suit or proceeding which, if determined adversely to the Borrower, could reasonably be expected to have a material adverse effect on the financial condition or business of the Borrower.

          5.1.6 No Material Adverse Change. There shall have been no material adverse change in the financial condition, business or prospects of the Borrower since the date of the Financial Statements, other than disclosed in the Financial Statements and which change has not or cannot be remedied by Borrower within ninety (90) days.

          5.1.7 Borrowing Limit. No Advance shall be made which would result in the total Advances exceeding the applicable Commitment Limit.


6    AFFIRMATIVE COVENANTS OF THE BORROWER

     Borrower covenants and agrees that from the date of execution of this Agreement and until the payment in full of the principal of and interest upon the Note and all other Obligations of Borrower to Lender hereunder:

     6.1 Reporting Requirements. Unless the Lender shall otherwise consent in writing, the Borrower shall prepare and deliver to the Lender:

          6.1.1 A company prepared quarterly income statement and balance sheet together with year to date summaries and a copy of Borrower's Form 10-Q filed with the Securities Exchange Commission for the same quarter within 45 days of the end of each quarter, or as soon as the information is reasonably available.

          6.1.2 Audited annual financial statements including balance sheets and income statements prepared by a certified public accounting firm of national recognition within ninety
     (90) days of the end of each fiscal year.

          6.1.3 Promptly after the commencement thereof, notice of all actions, suits and proceedings of the type described in Section 5.1.5 before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower.

          6.1.4 As soon as possible and in any event within ten days after the occurrence of each Default or Event of Default, the statement of the chief financial officer or Treasurer of the Borrower setting forth details of such Default or Event of Default and action which the Borrower proposes to take with respect thereto.

          6.1.5 As soon as possible and in any event within ten days after the occurrence thereof, notice as to any other event which with the passage of time, the giving of notice or otherwise, could reasonably be expected to result in a material adverse change in the financial condition, business or prospects of the Borrower.

          6.1.6 Promptly after the sending or filing thereof, copies of all financial statements and reports which the Borrower sends to its stockholders, and copies of all regular, periodic, and special reports and all registration statements which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

     6.2 Loan Proceeds. The Borrower will use the proceeds of the Loans only for the purposes set forth in this Agreement, and will furnish the Lender with all evidence that it may reasonably require with respect to such use.

     6.3 Maintenance of Business and Properties; Insurance. The Borrower will continue to engage in businesses of the same general nature as the business engaged in by the Borrower during the present and preceding fiscal year; at all times maintain, preserve and protect all material franchises and trade names and preserve all the Borrower's tangible property used or useful in the conduct of its business and keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, betterment, and improvements thereto so that the business carried on in connection therewith may be conducted properly and advantageously at all times. The Borrower shall continue all of its current operations in its name, and the Borrower shall not commence any operation or business in competition with the current operations and businesses of the Borrower.

     6.4 Financial Covenants. The Borrower agrees to observe and fully comply with the following financial covenants:

          6.4.1 The Borrower shall maintain its Net Income together with depreciation and amortization equal to at least 2% of its revenue.

          6.4.2 The Borrower shall at all time maintain a minimum shareholder's equity of at least $100,000,000.00.

     6.5 Payment of Taxes. The Borrower will pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Borrower or upon its income or profits, or upon any other properties belonging to the Borrower, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower.

     6.6 Compliance with Laws, etc. The Borrower will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which might have a material adverse effect on the business, operation or credit of the Borrower, including, without limitation, all labor laws, environmental laws, and equal access and disability laws.

     6.7 Books and Records. The Borrower shall keep true and correct records and books of account, in which entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions. Lender or its representatives (including officers or employees of Union Planters National Bank) shall be afforded reasonable access to and the right to examine and copy at Lender's expense any such books and records at any time during normal business hours upon 3 Business Days prior notice.

     6.8 Repayment of Excess Borrowing. The Borrower agrees to pay over to the Lender forthwith and without demand any amount by which the Borrower's total outstanding Loans hereunder may at any time exceed the applicable Commitment Limit.

     6.9 Payment of Expenses. The Borrower shall pay any and all legal fees and stamp and other taxes payable or determined to be payable in connection with the execution and delivery of any Loan Documents. All obligations provided for in this Section shall survive any termination of this Agreement. In the event of a Default hereunder, Borrower shall indemnify Lender against all reasonable costs and expenses (including, without limitation, reasonable legal fees, costs and expenses and including costs of attending and preparing for depositions and other court proceedings) of whatsoever kind and nature incurred by Lender in the collection, enforcement or administration of the Loan and this Agreement or the protection of Lender's rights.

     6.10 Payment of Legal Fees. The Borrower shall pay any and all legal fees and expenses determined to be payable in connection with the Commitment and with the documentation of the Loan. All obligations provided for in this Section shall survive any termination of this Agreement.

     6.11 Maintenance of Account. The Borrower shall maintain its primary depository relationship with the Lender throughout the term of this Agreement.


7    NEGATIVE COVENANTS OF THE BORROWER AND GUARANTORS

     The Borrower covenants and agrees that from the date of execution of this Agreement and until the payment in full of the principal of and interest upon the Note, the Borrower will not, without the prior written consent of the Lender:

     7.1 Other Contractual or Contingent Obligations or Indebtedness. Incur any material indebtedness to any other party except for: (i) borrowings which are made for fixed asset purchases and (ii) borrowings which are unsecured and wither subordinated or otherwise made subject to or equal with the facilities granted hereunder upon terms acceptable to the Lender.

     7.2 Borrowings in Excess of the Facility Commitments. Borrower shall not request Advances in an aggregate at any time exceeding the Borrowing Base. To the extent that the aggregate Advances at any time exceed the Borrowing Base, the Borrower shall repay the Advance to the extent necessary to meet the Borrowing Base requirements.


8    SECURITY INTERESTS

     8.1 Grant of Security Interest. It is agreed by Lender and Borrower that the loan and credit facility provided hereunder shall be unsecured with the exception that all documents of title to goods acquired under the terms of the Credit facility shall, while in possession of the Bank, constitute security for the obligation of the Borrower to fund any drafts or repay any Advance. To effect such security interest, the Bank shall have the right to hold such documents including bills of lading, warehouse receipts, or other title documents until such time the Borrower's obligations hereunder had been met.

     8.2 No Additional Security Interests. Borrower shall not borrow any additional funds or purchase any inventory on credit terms under any program whereby a substantial portion of its inventory should become subject to the security interest of any third party, except for goods held on consignment. Borrower agrees not to sign a security agreement granting or constituting a security interest in any of its inventory or sign any financing statement giving notice of any of the foregoing nor grant, convey, or permit any lien, encumbrance on or pledge of its inventory.


9    EVENTS OF DEFAULT

     9.1 Events of Default. The occurrence of any one of the following events ("Events of Default") shall be an event of default hereunder:

          9.1.1 Any representation or warranty made by the Borrower herein, in any other Loan Document, or in any certificate or report furnished by the Borrower hereunder or thereunder, shall prove to have been incorrect in any material respect when or as of when made; or

          9.1.2 Default shall be made by the Borrower in the payment within 10 days of the due date of any principal or interest installment on the Note, or in the payment, when due, of any other instrument relating to borrowed funds, or there shall be any material default under any other material agreement from time to time in effect between the Borrower and the Lender; or

          9.1.3 Default shall be made by the Borrower in any of its obligations under Section 6.1 (relating to reporting requirements) or Section 6.4 (relating to financial covenants) and shall not be cured within ten (10) days after written notice thereof by the Lender to the Borrower; or

          9.1.4 Default shall be made by the Borrower in the due observance or performance of any other material covenant, condition or agreement on the part of Borrower to be observed or performed under the terms of this Agreement and shall not be cured within thirty (30) days after written notice thereof by the Lender to the Borrower; or

          9.1.5 The Borrower shall (1) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower, or of all or of a substantial part of the assets of the Borrower, (2) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws or (7) take any corporate action for the purpose of effecting any of the foregoing; or

          9.1.6 Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Borrower: the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of the Borrower or of all or any substantial part of the assets of the Borrower, or any Affiliate or other like relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by the Borrower, as the case may be, the same shall continue undismissed, or unstayed and in effect for any period of thirty (30) consecutive days, or an order for relief against the Borrower shall be entered in any involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws; or

          9.1.7 Any foreclosure or other proceedings shall be commenced to enforce, execute or realize upon any lien, encumbrance, attachment, trustee process, mortgage or security interest which is (or purports to be) prior to or on a parity with the liens, mortgages, security interests or other rights in the Borrower's property created under any Loan Document.

          9.1.8     The occurrence of a Default or Event of
     Default under Credit Facility No. 1.

     THEREUPON, in the case of any such event, the Lender may, at its option: (A) immediately reduce to zero the Commitment and the applicable Commitment Limit hereunder, and/or (B) immediately declare any Obligations not otherwise due and payable at such time to be forthwith due and payable, whereupon the same shall become forthwith due and payable; and, in the case of any event described in Sections 9.1.5, 9.1.6, 9.1.7 or 9.1.8, the Commitment and the applicable Commitment Limit shall automatically be reduced to zero, without any action on the part of the Lender. Upon the declaration by the Lender that the entire Indebtedness of the Borrower to the Lender is immediately due and payable, any Obligation not otherwise due and payable at such time shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; and, further, in each and every such occurrence the Lender may proceed to protect and enforce its rights by suit in equity, action or law and/or other appropriate proceedings either for specific performance of any covenant or condition contained in this Agreement or in any instrument or assignment delivered to the Lender pursuant to this Agreement, or in aid of the exercise of any power granted in this Agreement or any instrument or assignment.


10   MISCELLANEOUS

     10.1 No Waiver, Remedies Cumulative. No failure on the part of the Lender to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

     10.2 Survival of Representations. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Note.

     10.3 Notices. Unless telephonic notice is specifically permitted pursuant to the terms of this Agreement, any notice or other communication hereunder to any party hereto shall be by telegram, telephone facsimile, telex or registered or certified mail (return receipt requested) and shall be effective upon actual receipt. Notice shall be in the mails, postage prepaid, addressed to the party at its address specified in the preamble hereto (or at any other address that such party may here after specify to the other parties in writing).

     10.4 Tennessee Law. This Agreement and each of the Loan Documents shall be deemed a contract made under the law of the State of Tennessee and shall be governed by and construed in accordance with the internal laws of said state (without regard to its conflict of laws rules).

     10.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender, and their respective successors and assigns; provided that the Borrower may not assign any of its rights hereunder.

     10.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

     10.7  Jurisdiction, Service of Process.

          10.7.1 Any suit, action or proceeding against the Borrower with respect to any of the Loan Documents or any judgment entered by any court in respect of any thereof may be brought in a court of competent jurisdiction as the Lender (in its sole discretion) may elect, and Borrower hereby accepts the nonexclusive jurisdiction of such courts for the purpose of any suit, action or proceeding.

          10.7.2 In addition, Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it or they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any of the Loan Documents or any judgment entered by any court in respect thereof brought in any court of competent jurisdiction, and hereby further irrevocably waives any claim that any suit, action or proceeding brought in any such court of competent jurisdiction has been brought in an inconvenient forum.

     10.8 Limit on Interest. Anything herein or in the Note to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Note to the Lender shall be subject to the limitation that payments of interest to the Lender shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender (if any) or the Borrower which limit the maximum rate of interest which may be charged or collected by the Lender; provided, however, that nothing herein shall be construed to limit the Lender to presently existing maximum legal rates of interest, if an increased interest rate is hereafter permitted by reason of applicable federal or state legislation.

     10.9 Amendments, Modifications, Waivers. This Agreement and the other Loan Documents may be amended, modified or waived only by a writing executed by the Lender and the Borrower.

     10.10 Headings. The headings of this Agreement are for convenience only and are not to affect the construction of or to be taken into account in interpreting the substance of this Agreement.

     10.11 Waiver of Notice, Etc. Except to the extent that written notice is required under the express provisions of this Agreement, Borrower waives demand, notice, protest, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notice of any description. With respect to the Obligations, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or persons primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem ad 'sable.

     10.12 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     10.13  Entire Agreement.  This Agreement and the other Loan
Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     10.14 Limitation on Obligation to Make Advances. Other provisions in this Agreement to the contrary notwithstanding, Lender shall have no obligation to make an Advance hereunder at a rate of interest determined under section 4.3 that is less than one percent (1.00%) over LIBOR.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Lender:                            Borrower:

UNION PLANTERS NATIONAL BANK       FRED'S, INC.


By:_______________________         By:______________________

Its:  Vice President               Its:  Chief Financial Officer